Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

- Provides 2021 Annual Guidance -

NEW YORK, NY, February 23, 2021 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2020.

Highlights for the Fourth Quarter

•	Net earnings of $0.77 per diluted share
•	Funds From Operations (“FFO”) of $0.91 per diluted share
•	Adjusted Funds From Operations (“AFFO”) of $0.48 per diluted share
•	Collected 99% of contractually due rent and mortgage payments
•	Acquired 10 properties for an aggregate of $45.1 million
•	Completed one redevelopment project
•	Issued $175.0 million of 3.43% senior unsecured notes due 2030

Highlights for the Full Year 2020

•	Net earnings of $1.62 per diluted share
•	FFO of $2.31 per diluted share
•	AFFO of $1.84 per diluted share
•	Collected 98% of contractually due rent and mortgage payments
•	Acquired 34 properties for an aggregate of $150.0 million
•	Completed six redevelopment projects
•	Raised $64.4 million via the Company’s at-the-market (“ATM”) equity program

“Our solid performance in 2020 reinforces the value proposition of Getty’s portfolio of essential convenience stores, gasoline stations and other automotive properties, as we were able to deliver meaningful growth in an environment marked by the ongoing COVID-19 pandemic,” commented Christopher J. Constant, Getty’s President & Chief Executive Officer. “We achieved AFFO per share growth of 12% in the fourth quarter and 7% for the full year as we benefited from our reliable rent escalators, greater acquisition activity and the completion of select redevelopment projects.  The resilience of our portfolio was evident from monthly rent collections that were maintained at or above 95% throughout the year and stable occupancy of greater than 99%.  As we look ahead, we remain encouraged by our roster of tenants that offer consumers convenience and necessity services, which we expect will generate ongoing demand for their businesses. Getty also continues to be well capitalized with a flexible balance sheet which we believe will be advantageous as we underwrite a growing pipeline of investment prospects, including additional redevelopment projects, as we look to maximize value for all stakeholders.”

Net Earnings

The Company reported net earnings for the quarter ended December 31, 2020 of $33.8 million, or $0.77 per diluted share, as compared to net earnings of $13.7 million, or $0.33 per diluted share, for the same period in 2019. The Company reported net earnings for the year ended December 31, 2020 of $69.4 million, or $1.62 per diluted share, as compared to net earnings of $49.7 million, or $1.19 per diluted share, for the same period in 2019. Net earnings for the quarter and year ended December 31, 2020 included a $20.5 million legal settlement in favor of the Company with respect to certain litigation settled in December 2020.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended December 31, 2020 was $40.0 million, or $0.91 per diluted share, as compared to $21.2 million, or $0.51 per diluted share, for the same period in 2019. FFO for the year ended December 31, 2020 was $99.3 million, or $2.31 per diluted share, as compared to $77.8 million, or $1.86 per diluted share, for the same period in 2019. FFO for the quarter and year ended December 31, 2020 included a $20.5 million legal settlement in favor of the Company with respect to certain litigation settled in December 2020.

AFFO for the quarter ended December 31, 2020 was $21.0 million, or $0.48 per diluted share, as compared to $18.0 million, or $0.43 per diluted share, for the same period in 2019. AFFO for the year ended December 31, 2020 was $79.1 million, or $1.84 per diluted share, as compared to $71.8 million, or $1.72 per diluted share, for the same period in 2019.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from Rental Properties

For the quarter ended December 31, 2020, revenues from rental properties increased by $1.2 million to $36.4 million, as compared to $35.2 million for the same period in 2019, including rental income contractually due from tenants of $31.8 million, as compared to $30.6 million for the same period in 2019.

For the year ended December 31, 2020, revenues from rental properties increased by $6.9 million to $144.6 million, as compared to $137.7 million for the same period in 2019, including rental income contractually due from tenants of $128.2 million, as compared to $119.3 million for the same period in 2019.

The growth in revenues from rental properties for the quarter and year ended December 31, 2020 was primarily due to incremental revenue from properties acquired by the Company in 2019 and 2020, as well as contractual rent increases for certain in-place leases.

Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which are reimbursed by tenants pursuant to the terms of triple-net lease agreements, were $4.0 million and $4.5 million for the quarters ended December 31, 2020 and 2019, respectively, and $17.3 million and $17.5 million for the years ended December 31, 2020 and 2019, respectively.

Property Costs

Property costs were $5.6 million and $23.5 million for the quarter and year ended December 31, 2020, respectively, as compared to $6.6 million and $25.0 million for the same periods in 2019, respectively.

The decrease in property costs for the quarter and year ended December 31, 2020 was principally due to decreases in rent expense, professional fees related to property redevelopments and reimbursable real estate taxes, partially offset by an increase in other professional fees.

Environmental Expenses

Environmental expenses were a credit of $15 thousand and an expense of $1.1 million for the quarter and year ended December 31, 2020, respectively, as compared to a credit of $2.0 million and an expense of $5.4 million for the same periods in 2019, respectively.

The increase in environmental expenses for the quarter ended December 31, 2020 was principally due to a $3.5 million change in net environmental remediation costs and estimates, offset by a $1.2 million decrease in environmental litigation accruals and a $0.2 million decrease in environmental legal and professional fees. The decrease in environmental expenses for the year ended December 31, 2020 was principally due to a $5.8 million decrease in environmental litigation accruals and a $0.6 million decrease in environmental legal and professional fees, partially offset by a $2.1 million change in net environmental remediation costs and estimates.

Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and Administrative Expenses

General and administrative expenses were $4.5 million and $17.3 million for the quarter and year ended December 31, 2020, respectively, as compared to $3.9 million and $15.4 million for the same periods in 2019, respectively.

The increase in general and administrative expenses for the quarter ended December 31, 2020 was principally due to increases of $0.3 million in employee-related expenses and $0.3 million in legal and other professional fees. The increase in general and administrative expenses for the year ended December 31, 2020 was principally due to increases of $0.7 million in stock-based compensation expense, $0.7 million in other employee-related expenses and $0.6 million in legal and other professional fees.

Impairment Charges

Impairment charges were $1.4 million and $4.3 million for the quarter and year ended December 31, 2020, respectively, as compared to $1.6 million and $4.0 million for the same periods in 2019, respectively.

Impairment charges for the quarter and year ended December 31, 2020 and 2019 were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio and Redevelopment Activities

Acquisitions

During the quarter ended December 31, 2020, the Company acquired fee simple interests in 10 properties for $45.1 million in the aggregate. During the year ended December 31, 2020, the Company acquired fee simple interests in 34 properties for an aggregate purchase price of $150.0 million.

Subsequent to December 31, 2020, the Company acquired fee simple interest in one property for a purchase price of $3.0 million.

Redevelopments

Rent commenced on one completed redevelopment project that was placed back into service in the Company’s net lease portfolio during the quarter ended December 31, 2020, and a total of six completed redevelopment projects during the year ended December 31, 2020. Since the inception of the redevelopment program in 2015, the Company has completed 19 redevelopment projects.

As of December 31, 2020, the Company was actively redeveloping six properties and in various stages of feasibility planning for the recapture of other select properties from its net lease portfolio that are suitable for redevelopment, including four properties for which the Company has signed new leases and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of December 31, 2020, the Company had $550.0 million of outstanding indebtedness with a weighted average interest rate of 4.1% and weighted average maturity of 7.3 years. The Company’s indebtedness consisted of an aggregate principal amount of $525.0 million of senior unsecured notes and $25.0 million borrowings outstanding under its bank credit agreement. Total cash and cash equivalents were $57.1 million as of December 31, 2020.

2021 Guidance

The Company has established its 2021 AFFO guidance at a range of $1.86 to $1.88 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release but does not assume any potential future acquisitions or capital markets activities for the remainder of 2021. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Wednesday, February 24, 2021, at 8:30 a.m. EST. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Wednesday, February 24, 2021, beginning at 11:30 a.m. EST through 11:59 p.m. EST, Wednesday, March 3, 2021. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13715659.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust (“REIT”) in the United States specializing in the acquisition, ownership, leasing, financing and redevelopment of convenience stores, gasoline stations and other automotive-related and retail real estate, including express car washes, automotive service centers, automotive parts retailers and select other properties. As of December 31, 2020, the Company owned 901 properties and leased 58 properties from third-party landlords in 35 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and the cumulative effect of accounting changes. The Company’s definition of AFFO is defined as FFO less (i) certain revenue recognition adjustments (defined below), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the Company’s core operating performance. Specifically, FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. However, GAAP net earnings and FFO typically include certain other items that the Company excludes from AFFO, including the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”) that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash and/or unusual items such as changes in environmental estimates, environmental accretion expense, non-cash allowance for credit losses on notes and mortgages receivable and direct finance leases, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, property acquisition costs expensed and loss on extinguishment of debt that do not impact the Company’s recurring cash flow and which are not indicative of the Company’s core operating performance.

The Company pays particular attention to AFFO which the Company believes provides a more accurate depiction of the Company’s core operating performance than either GAAP earnings or FFO. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2021 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS RELATING TO THE COVID-19 PANDEMIC AND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS:
Real Estate:
Land	$707,613	$669,351
Buildings and improvements	537,272	442,220
Construction in progress	734	2,080
	1,245,619	1,113,651
Less accumulated depreciation and amortization	(186,964)	(165,892)
Real estate held for use, net	1,058,655	947,759
Real estate held for sale, net	872	—
Real estate, net	1,059,527	947,759
Investment in direct financing leases, net	77,238	82,366
Notes and mortgages receivable	11,280	30,855
Cash and cash equivalents	55,075	21,781
Restricted cash	1,979	1,883
Deferred rent receivable	44,155	41,252
Accounts receivable	3,811	3,063
Right-of-use assets - operating	24,319	21,191
Right-of-use assets - finance	763	987
Prepaid expenses and other assets	71,365	60,640
Total assets	$1,349,512	$1,211,777
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Borrowings under credit agreement	$25,000	$20,000
Senior unsecured notes, net	523,828	449,065
Environmental remediation obligations	48,084	50,723
Dividends payable	17,332	15,557
Lease liability - operating	25,045	21,844
Lease liability - finance	3,541	4,191
Accounts payable and accrued liabilities	47,081	60,958
Total liabilities	689,911	622,338
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 43,605,759 and 41,367,846 shares issued and outstanding, respectively	436	414
Additional paid-in capital	722,608	656,127
Dividends paid in excess of earnings	(63,443)	(67,102)
Total stockholders’ equity	659,601	589,439
Total liabilities and stockholders’ equity	$1,349,512	$1,211,777

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues:
Revenues from rental properties	$36,421	$35,197	$144,601	$137,736
Interest on notes and mortgages receivable	655	693	2,745	2,919
Total revenues	37,076	35,890	147,346	140,655
Operating expenses:
Property costs	5,554	6,588	23,520	24,978
Impairments	1,395	1,611	4,258	4,012
Environmental	(15)	(2,014)	1,054	5,428
General and administrative	4,527	3,887	17,294	15,377
Depreciation and amortization	8,134	6,590	30,191	25,161
Total operating expenses	19,595	16,662	76,317	74,956

Gain on dispositions of real estate	3,410	687	4,548	1,063

Operating income	20,891	19,915	75,577	66,762

Other income, net	20,197	246	21,129	7,593
Interest expense	(6,024)	(6,453)	(26,085)	(24,632)
Loss on extinguishment of debt	(1,233)	—	(1,233)	—
Net earnings	$33,831	$13,708	$69,388	$49,723
Basic earnings per common share:
Net earnings	$0.77	$0.33	$1.62	$1.19
Diluted earnings per common share:
Net earnings	$0.77	$0.33	$1.62	$1.19
Weighted average common shares outstanding:
Basic	43,081	41,246	42,040	41,072
Diluted	43,115	41,302	42,070	41,110

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net earnings	$33,831	$13,708	$69,388	$49,723
Depreciation and amortization of real estate assets	8,134	6,590	30,191	25,161
Gains on dispositions of real estate	(3,410)	(687)	(4,548)	(1,063)
Impairments	1,395	1,611	4,258	4,012
Funds from operations	39,950	21,222	99,289	77,833
Revenue recognition adjustments	589	(161)	895	(960)
Allowance for credit loss on notes and mortgages receivable and direct financing leases	368	—	368	—
Loss on extinguishment of debt	1,233	—	1,233	—
Changes in environmental estimates	(1,047)	(4,531)	(3,136)	(5,386)
Accretion expense	466	499	1,841	2,006
Environmental litigation accruals	—	1,220	85	5,896
Insurance reimbursements	(45)	(106)	(141)	(4,866)
Legal settlements and judgments	(20,500)	(139)	(21,300)	(2,707)
Adjusted funds from operations	$21,014	$18,004	$79,134	$71,816
Basic per share amounts:
Earnings per share	$0.77	$0.33	$1.62	$1.19
Funds from operations per share	0.91	0.51	2.32	1.86
Adjusted funds from operations per share	$0.48	$0.43	$1.85	$1.72
Diluted per share amounts:
Earnings per share	$0.77	$0.33	$1.62	$1.19
Funds from operations per share	0.91	0.51	2.31	1.86
Adjusted funds from operations per share	$0.48	$0.43	$1.84	$1.72
Weighted average common shares outstanding:
Basic	43,081	41,246	42,040	41,072
Diluted	43,115	41,302	42,070	41,110

Contacts:	Brian Dickman
Chief Financial Officer
(646) 349-6000

Investor Relations
(646) 349-0598
ir@gettyrealty.com